Exhibit 99.1

HARBIN ELECTRIC ENTERS INTO MERGER AGREEMENT TO BE
ACQUIRED FOR $24.00 PER SHARE IN CASH

HARBIN, China, June 20, 2011 - Harbin Electric, Inc. (“Harbin Electric” or the “Company”; NASDAQ: HRBN)  today announced that it has entered into a definitive agreement and plan of merger (the “Merger Agreement”) with Tech Full Electric Company Limited (“Parent”), a Cayman Islands company wholly owned indirectly by Mr. Tianfu Yang, the Company’s Chairman and Chief Executive Officer, and Tech Full Electric Acquisition, Inc. (“Merger Sub”), a Nevada corporation wholly owned by Parent.

Under the terms of the Merger Agreement, each of the Company’s shares (the “Shares”) of common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $24.00 in cash without interest, except for Shares owned by Parent and Merger Sub (including shares to be contributed to Parent by Mr. Tianfu Yang, affiliates of Abax Global Capital (“Abax”) and certain of the Company’s employees and officers (collectively, the “Purchasing Group”) prior to the effective time of the merger pursuant to a contribution agreement between Parent, each member of the Purchasing Group and Tianfu Investments Limited ("Tianfu Investments"), a Cayman Islands company directly owning 100% of the equity interest in  Parent).  Collectively, the Purchasing Group beneficially owns approximately 40.6% of the outstanding Shares.

The Company’s Board of Directors, acting upon the unanimous recommendation of a special committee of the Board of Directors comprised of solely independent and disinterested directors (the “Special Committee”) approved and adopted the Merger Agreement and recommended that the Company’s shareholders vote to approve the Merger Agreement.  The Special Committee negotiated the terms of the Merger Agreement with the assistance of its financial and legal advisors, Morgan Stanley & Co. Incorporated and Lazard Frères & Co. LLC, and Gibson Dunn & Crutcher LLC.

The Company’s Chairman and Chief Executive Officer, Mr. Tianfu Yang, said “I want to thank the Special Committee for its extremely thorough work in reviewing our offer to take the Company private in order to ensure that the interests of all shareholders of the Company are fully protected. I have full confidence that, with the help of its highly respected financial and legal advisors, the Special Committee has thoroughly reviewed and evaluated potential alternatives and has established the credibility of our offer, including the availability of debt financing from China Development Bank Corporation Hong Kong Branch and Abax.”

“While the events that negatively affected the Company’s stock price over the past few months have left all shareholders unhappy and frustrated, I believe that the approval of the transaction by the Board of Directors will lead to shareholder approval and the return of value to all our shareholders who did not lose confidence in the Company and its management.  A significant amount of information that is false and misleading as well as defamatory has been introduced into the market, and has clearly affected market trading of the Company’s stock.  The Company is prepared to take all necessary legal action against those who have made such statements,” concluded Chairman Yang.

Donald Yang, Managing Partner and Chief Investment Officer of Abax Global Capital, said “We are pleased that the Special Committee has accepted our going private proposal and wish to thank each of the Special Committee’s members for their diligent efforts in ensuring that the offer is fair to the Company’s shareholders.  Abax has been a long-term investor in the Company and the proposed going private transaction represents Abax’s continuing positive view of the Company’s management as led by Chairman Yang, its fundamental business operations, and long term future prospects.”

The merger is currently expected to close in the fourth quarter of this year, and is subject to customary closing conditions as well as approval and adoption of the Merger Agreement by the Company’s shareholders (including the affirmative approval of the holders of a majority in combined voting power of the outstanding Shares not owned by the Purchasing Group) and other customary closing conditions. Accordingly, no assurance can be given that the merger will be completed.

The Company will schedule a meeting of shareholders for the purpose of voting on the approval and adoption of the Merger Agreement.  The Purchasing Group agreed to vote all Shares it owns and controls in favor of the Merger Agreement.  Parent and Tianfu Investments have secured debt financing from China Development Bank Corporation Hong Kong Branch and affiliates of Abax to finance the transaction. In addition, Abax has issued an equity commitment letter committing certain funds and/or entities it manages or advises to provide additional equity financing.

If completed, the merger will result in the Company becoming a privately-held company, and the Shares will no longer be listed on any public market.   Morgan Stanley & Co. Incorporated and Lazard Frères & Co. LLC are serving as financial advisors to the Special Committee.  Goldman Sachs (Asia) LLC is serving as financial advisor to Mr. Tianfu Yang.  Gibson, Dunn & Crutcher LLP is serving as legal advisor to the Special Committee.  Loeb & Loeb LLP is serving as legal advisor to the Company.  Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor to Mr. Tianfu Yang.  Davis Polk & Wardwell LLP is serving as legal advisor to Abax.

Additional Information about the Transaction

The Company will furnish to the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K regarding the transaction, which will include the Merger Agreement and related documents.  All parties desiring details regarding the transaction are urged to review these documents, which are available at the SEC’s website (http://www.sec.gov).

In connection with the proposed merger, the Company will prepare and mail a proxy statement to its shareholders.  In addition, certain participants in the proposed transaction will prepare and mail to the Company’s shareholders a Schedule 13E-3 transaction statement.  These documents will be filed with or furnished to the SEC.  INVESTORS AND SHAREHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER, THE PERSONS SOLICITING PROXIES IN CONNECTION WITH THE PROPOSED MERGER ON BEHALF OF THE COMPANY AND THE INTERESTS OF THOSE PERSONS IN THE PROPOSED MERGER AND RELATED MATTERS.  In addition to receiving the proxy statement and Schedule 13E-3 transaction statement by mail, shareholders also will be able to obtain these documents, as well as other filings containing information about the Company, the proposed merger and related matters, without charge, from the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549.  In addition, these documents can be obtained, without charge, by contacting the Company at the following address and/or phone number:

Harbin Electric, Inc.
No. 9 Ha Ping Xi Lu
Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu
Harbin, 150060
China
Tel: +86-451-8611-6757
E-mail: IR@HarbinElectric.com

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from our shareholders with respect to the proposed merger.  Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the proxy statement and Schedule 13E-3 transaction statement relating to the proposed merger when it is filed with the SEC.  Additional information regarding the interests of such potential participants will be included in the proxy statement and Schedule 13E-3 transaction statement and the other relevant documents filed with the SEC when they become available.

This announcement is neither a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell any securities and it is not a substitute for any proxy statement or other filings that may be made with the SEC should the proposed merger go forward.

About Harbin Electric, Inc.:

Harbin Electric, headquartered in Harbin, China, is a leading developer and manufacturer of a wide array of electric motors with a focus on innovative, customized, and value-added products.  Its major product lines include industrial rotary motors, linear motors, and specialty micro-motors.  The Company’s products are purchased by a broad range of domestic and international customers, including those involved in the energy industry, factory automation, food processing, packaging, transportation, automobile, medical devices, machinery and tool manufacturing, chemical, petrochemical, as well as in the metallurgical and mining industries.  The Company operates four manufacturing facilities in China located in Xi’an, Weihai, Harbin, and Shanghai.

Harbin Electric has built a strong research and development capability by recruiting talent worldwide and through collaboration with top scientific institutions.  The Company owns numerous patents in China and has developed award-winning products for its customers.  Relying on its own proprietary technology, the Company developed an energy efficient linear motor driven oil pump, the first of its kind in the world, for the largest oil field in China.  Its self-developed linear motor propulsion system is powering China’s first domestically-made linear-motor-driven metro train.  As China continues to grow its industrial base, Harbin Electric aspires to be a leader in the industrialization and technology transformation of the Chinese manufacturing sector.  To learn more about Harbin Electric, visit http://www.harbinelectric.com.

Safe Harbor Statement

The actual results of Harbin Electric, Inc. could differ materially from those described in this press release. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in the Company’s periodic filings with the U.S. Securities and Exchange Commission, including the factors described in the section entitled “Risk Factors” in its annual report on Form 10-K for the year ended December 31, 2010.  The Company does not undertake any obligation to update forward-looking statements contained in the press release.  This press release contains forward-looking information about the Company that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts.  These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company’s future performance, operations and products.

A number of the matters discussed herein that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the transactions contemplated by the Merger Agreement will be consummated.  The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from actual future experience involving any one or more of such matters.  Such risks and uncertainties include:  any conditions imposed on the parties in connection with consummation of the transactions described herein; adoption of the Merger Agreement by our shareholders; satisfaction of various other conditions to the closing of the transactions described herein; and the risks that are described from time to time in our reports filed with the SEC.

For investor and media inquiries, please contact:

Christy Shue
Harbin Electric, Inc.
Executive VP, Finance & Investor Relations
Tel:   +1-631-312-8612
Email: IR@HarbinElectric.com

Kathy Li
Christensen Investor Relations
Tel:   +1-212-618-1978
Email: kli@christensenir.com